UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: February 28, 2014
DATE OF EARLIEST EVENT REPORTED: February 25, 2014

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
 (Address of principal executive offices)

(855) 733 2685
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 25, 2014, Red Hawk Petroleum, LLC, a Nevada limited liability company and recently formed wholly-owned subsidiary of PEDEVCO Corp. (the “Company”), and Continental Resources, Inc. (the “Seller”), entered into a letter agreement.  Pursuant to the letter agreement, the parties extended the required closing date of the transactions contemplated by the Purchase and Sale Agreement entered into between the Company and Seller on January 21, 2014 (the “Purchase Agreement”), to no later than March 7, 2014 (unless extended further by the mutual agreement of the parties), with an anticipated closing date of March 4, 2014.

The Purchase Agreement is disclosed in greater detail in a Current Report on Form 8-K filed by the Company with the Commission on January 22, 2014.

The Company continues to negotiate and prepare definitive documentation in connection with the sale of long-term debt securities, which funds will be required to be raised by the Company to fund the purchase price payable in connection with the Purchase Agreement, provided that no definitive documents have been entered into as of the date of this filing and no assurance can be provided that funding transactions will be completed, or if completed, that such funding will be on favorable terms.

ITEM 8.01 OTHER EVENTS.

On February 27, 2014, the Company issued a press release announcing that it intends to offer, subject to market and other conditions, newly issued shares of its common stock (the “Offering”) in an underwritten public offering under an effective shelf registration statement on file with the Securities and Exchange Commission. The final terms of the Offering will depend on market and other conditions at the time of pricing.
A copy of the press release announcing the Offering is furnished as Exhibit 99.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1*	Amendatory Letter Agreement No. 1 dated February 25, 2014, between Red Hawk Petroleum, LLC and Continental Resources, Inc.

99.1**	Press Release dated February 28, 2014

* Filed herewith.
** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDEVCO CORP.

By:	/s/ Michael L. Peterson
Michael L. Peterson
Executive Vice President and Chief Financial Officer

Date: February 28, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Amendatory Letter Agreement No. 1 dated February 25, 2014, between Red Hawk Petroleum, LLC and Continental Resources, Inc.

99.1**	Press Release dated February 28, 2014

* Filed herewith.
** Furnished herewith.